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                                                                       Exhibit 5
                                 April 11, 2003


Net Perceptions, Inc.
7700 France Avenue South
Edina, Minnesota 55435

     Re:  Net Perceptions, Inc. (the "Company")
          Registration Statement for an aggregate of 546,654 Shares of Common Stock

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 546,654 shares of Common Stock available for issuance under the Company's Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Employee Stock Purchase Plan, and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of Net Perceptions, Inc.'s Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ Gunderson Dettmer Stough Villeneuve
                                       Franklin & Hachigian, LLP

                                   Gunderson Dettmer Stough Villeneuve
                                   Franklin & Hachigian, LLP